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                                                                   EXHIBIT 99.11


INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Corporate Bond Fund, Inc.:

We consent to the use in Post-Effective Amendment No. 24 to Registration Statement No. 2-62329 of our reports dated November 18, 1997 appearing in the Statement of Additional Information, which are a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP
Princeton, New Jersey
January 16, 1998